Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109640 of G REIT, Inc. on Form S-11 of our report dated April 13, 2004 appearing in this Amendment No. 2 to the Annual Report on Form 10-K of G REIT, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE, LLP
Los Angeles, California
June 30, 2004